Exhibit 24.1


                                POWER OF ATTORNEY

         We, the undersigned directors of Passave, Inc., hereby severally constitute any of Victor Vaisleib, Ariel Maislos and Yaron Garmazi as our true and lawful attorneys with full power to each individually to sign for us and in our names in the capacities indicated below, any and all amendments and post-effective amendments, to Passave, Inc.'s registration statement on Form S-1 File No. (333-127830), and including any registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and generally do all such things in our name and on our behalf in such capacities to enable Passave, Inc., to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission and we hereby ratify and confirm our signatures as they may be signed by our said attorneys jointly to any and all such amendments.




         By: /s/ Ray Stata
             ----------------------------
             Ray Stata
             Director



         By: /s/ Gerald Dogon
             ----------------------------
             Gerald Dogon
             Director